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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made between PRIVATE BUSINESS, INC., ("Company,"), its successors and assigns and Arthur J. Kimicata ("Employee").

         Employee is presently employed by Company as Chief Sales Officer. Company and Employee acknowledge that so long as Company shall employ Employee, Employee will be privy to valuable Confidential Information and Trade Secrets of Company (as defined in Section 13 below), such that it would be unfair for Employee to use the Confidential Information or Trade Secrets against Company's best interests during Employee's employment or after separation of Employee from employment with Company. Company and Employee acknowledge that Employee will have substantial contact with, and gain Confidential Information and Trade Secrets concerning, Company's business. Irreparable injury to Company will result should Employee use such Confidential Information or Trade Secrets against Company's best interest during Employee's employment or after separation of Employee from employment with Company;

         In consideration of the foregoing premises, Company's employment and any continued employment of Employee, the parties do hereby agree and covenant as follows:

         1. COMPENSATION. Employee shall receive compensation as established from time to time by Company, and communicated to Employee either by Addendum to this Agreement or via written memorandum from Company management signed by an authorized representative of Company.

         2. EXCLUSIVE BUSINESS. Employee agrees to be employed by Company and to perform faithfully the duties assigned by Company. Employee shall devote all working time, attention, knowledge, and skills solely to the Company. The Employee shall not work or engage in any other business or work activities unless Company has first approved in writing such other work or business in each case. Company shall be entitled to all the gains, profits, and other benefits arising from or incident to all work, services, and employment of Employee.

         3. EMPLOYMENT AT WILL. This Agreement does not guarantee that Employee will have employment with Company for any definite period of time. Separation of Employee from employment by Company may be initiated at the option of either party on an at-will basis. In the event of termination for any reason, Employee shall not be entitled to recover Base Salary except for accrued and unpaid Base Salary due to Employee. Notwithstanding the foregoing, the Company and Employee agree to the Severance section of the offer letter dated August 18, 2004, attached to this Agreement.

         4. EXCLUSIVE SERVICES. Employee agrees that during Employee's employment with Company, and for a period of one (1) year immediately following separation of Employee from employment with Company for any reason, Employee shall not, within the Territory, directly or indirectly be employed by or consult with personally or on behalf of any other person, corporation or entity whose business, products or services are competitive with the business, products or services of Company. For purposes of this Agreement, a client bank may be a competitor. Notwithstanding the foregoing, the Company shall not prevent the Employee from gainful employment, which utilizes Employee's expertise in the leasing industry, as long as such activity does not compete with the Company's current business at the time of termination of this Agreement for any reason.

         5. NON-SOLICITATION. Employee agrees that while employed with Company and for a period of eighteen (18) months immediately following separation from employment with Company for any reason, Employee shall not, on Employee's own behalf or on behalf of any person or business contact attempt to communicate with any Customer or prospect of Company, or any representative of any Customer or prospect of Company in the Territory regarding any product or service which might be considered competitive to any of the Company's products or services. Said restriction shall apply only to Customers or prospects of Company, or representatives of Customers or prospects of Company, with which Employee had contact during the last two (2) years while employee is employed by Company. The actions prohibited by this section shall not be engaged in by Employee directly or indirectly, whether as manager, salesperson, agent, technical support, sales, or service representative, or otherwise. Notwithstanding the


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foregoing, the Company shall not prevent the Employee from gainful employment, which utilizes Employee's expertise in the leasing industry, as long as such activity does not compete with the Company's current business at the time of termination of this Agreement for any reason.

         6. CONFIDENTIALITY. Employee acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to Employee does not give the Employee any license, interest or rights of any kind to the Trade Secrets or Confidential Information. Employee will use the Trade Secrets and Confidential Information solely for the benefit of Company while Employee is employed by Company. Employee agrees that, during the term of Employee's employment with Company and for a term of three (3) years thereafter, and, with respect to Trade Secrets, indefinitely, Employee will hold in a fiduciary capacity for the benefit of Company, and shall not directly or indirectly use or disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, except as authorized by Company in connection with the performance of Employee's duties, any Confidential Information and Trade Secrets that Employee may have or acquire (whether or not developed or compiled by Employee) during the term of employment. With respect to any Trade Secrets, Employee also agrees not to use or disclose any of such Trade Secrets at any time during or after employment with Company for so long as such information shall remain a trade secret under applicable law. These rights of Company are in addition to any and all other rights Company has under applicable law for protection of Trade Secrets. Employee further agrees that upon separation of Employee, Employee will return to Company any and all confidential Information, Trade Secrets and all other Company information and property including, but not limited to, software, diskettes, computer hardware, price lists, operation manuals, user manuals, promotional and marketing information, production plans, Customer information, and all other written information whether of a technical or nontechnical, confidential or nonconfidential nature.

         7. COVENANT NOT TO HIRE. Employee agrees while employed by the Company, and for a period of one (1) year immediately following any separation of Employee, Employee shall not personally or on behalf of any other person or business directly or indirectly induce or attempt to induce any employee of Company to leave their employment with Company. Employee agrees that for a period of one (1) year following any separation of Employee, Employee will not personally or on behalf of any other person or business, directly or indirectly, hire or attempt to hire any person who is or was an employee of Company during the three (3) months prior to the date of separation of Employee.

         8. OWNERSHIP. Employee agrees and acknowledges that all Work Product and all works of authorship and inventions, including without limitation products, goods, programming code, know-how, Trade Secrets and Confidential Information, and any improvements, modifications, enhancements, derivative Works, and/or revisions to existing Work Products, products, goods, programming code, know-how, Trade Secrets and/or Confidential Information, in any form and in whatever stage of creation or development, arising from, or in connection with, the services provided by Employee to Company under this Agreement or at any time prior to the date of this Agreement (collectively "Property"), as they now exist or are currently used by Company or otherwise, or as they may exist in the future or have existed in the past, are works made for hire and shall be the sole and exclusive property of Company. Employee transfers and assigns to Company any and all right, title and interest in the Property and upon the future creation, Employee automatically assigns to Company, without further consideration, all Property later created, in whatever form, including all worldwide copyrights, patents, trade secrets, moral rights and confidential and proprietary rights there in and agrees to execute such documents as Company may reasonably request for the purpose of effectuating the rights of Company herein.

         9. REIMBURSEMENT FOR TRAINING COSTS. Employment with Company is on an at-will basis and remains unchanged throughout period of employment, including Employee's Training. If Employee voluntarily terminates employment with Company within twelve (12) months after attending training classes ("Training"), either in the offices of Company or at another location, Employee shall pay to Company a sum equal to the actual out of pocket expenses incurred and paid by Company for the Employee's Training ("Training Cost") as reduced by one-twelfth (a/12th) of the Training Cost of every complete calendar month between the date of the Training and the date of the Employee's employment termination. Company shall be entitled to withhold the training amount from any compensation due to Employee upon termination of Employment.


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         10.      IRREPARABLE HARM. Both Employee and Company recognize and
agree that in the event Employee breaches any covenant of this Agreement, irreparable harm will result to Company and its business. Therefore, it is agreed that in such event Company shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain such violation of this Agreement. Employee acknowledges and represents that upon separation of Employee from employment with Company, Employee's business talents, past experience and proven business capabilities are such that the employee can obtain employment in business engaged in other lines or of a different nature, and that enforcement of this Agreement by way of injunction is not intended to and will not prevent Employee from earning a livelihood.

         11. SEVERABILITY. For enforcement purposes, the covenants contained in this Agreement shall each be construed as an obligation independent of any other obligations between the parties and the existence of any claim or cause of action against Company by Employee shall not constitute a defense to the enforcement of this Agreement by Company.

         12. INTERPRETATION. Company and Employee acknowledge the scope of the covenants contained herein to be reasonable and necessary for the protection of Company's legitimate business interests. It is agreed that the covenants of this Agreement are severable, and that if any single covenant or covenants should be found unenforceable, the entire Agreement and remaining covenants shall not fail, but shall be construed and enforced. If the scope of any restrictions contained in this Agreement is too broad to permit judicial enforcement of such restrictions to their fullest extent, then such restrictions shall be enforced to the maximum extent permitted by law and Employee hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restrictions.

         13. DEFINITIONS. For purposes of this Agreement, the terms set out below shall have the following meanings:

         "Confidential Information" means all of Company's confidential business information or proprietary information, other than Trade Secrets, of value to Company that is treated as confidential, including, without limitation, to the extent consistent with the foregoing, technical and financial information and customer or client lists, relating to Company or its business, salaries or bonus earned by Employee or other employees, programs or procedures, information received by Company from actual or potential clients or customers of Company or other third parties under confidential conditions, software, methods of production and distribution, research, sales, sources of supply, Customers, Customer needs, marketing and promotional strategies, price characteristics, policies, wage and salary structure, production and business plans and schedules, and production and Customer specifications.

         "Customer" means any bank or financial institution and any business, professional, individual or entity with which Employee has had contact during the last two (2) years while employed by Company and with which Company has entered into an agreement by which Company is to provide products or services to such Customer. Customer also means any business, professional, individual or entity whose accounts receivable are acquired or financed by a bank or financial institution which Employee has had contact with during the last two (2) years while employed by Company and which is a customer of Company. Customer also means any bank or financial institution and any business, professional, individual or entity with which Employee has had contact during the last two (2) years while employed by Company and with which Company has communicated regarding, or is negotiating for, the provision of products or services on the date of separation of Employee from employment with Company.

         "Territory" means the area described in Exhibit A, which is attached hereto and incorporated herein by reference, to the extent Employee has contacted Customers, or supervised other employees who have contacted Customers that are located in those areas during the last two (2) years while employed by Company. The failure of the parties to attach an Exhibit A to this Agreement or the failure of Exhibit A to include geographical areas in which Employee works for Company subsequent to the date of this Agreement shall not impact or limit the effectiveness of this Agreement. Employee acknowledges and agrees that the Territory, as described, is limited to geographical areas which, due to Employee's knowledge of and contact with Customers, require protection for Company's legitimate business interests.

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         "Trade Secrets" means information of Company, its licensers, suppliers, customers, or prospective licensers or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or a list of actual or potential customers or suppliers, which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         The terms "Confidential Information" and "Trade Secrets" do not include: (a) information which Employee establishes was already known to Employee without obligation to keep such information confidential, at the time of its receipt from Company, as evidenced by documents in the possession of Employee prepared or received prior to the receipt of the Trade Secrets or Confidential Information; (b) information which Employee establishes was received by Employee in good faith from a third party lawfully in possession and having no obligation to keep such information confidential; or (c) information which Company establishes was publicly known at the time of its receipt by Employee or has become publicly known other than by a breach of this Agreement or other action by Employee.

         For purposes of this Agreement, "Work Product" shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), pictures, audio, video, artistic works, and all works of authorship, including all workwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Employee, whether prior to the date of this Agreement or in the future, either (i) while retained by Company and that have been or will be paid for by Company, or (ii) while employed by Company (whether developed during work hours or not.) All Work Product shall be considered works made for hire by the Employee and owned by Company. Company shall have the right to obtain and hold in its own name copyrights, registrations, and any other protection available in the Property.

         14. NON-WAIVER. Company's failure to demand strict performance and compliance with any part of this Agreement shall not be deemed a waiver of any of Company's rights under this Agreement. Waiver by Company of any breach by Employee of this Agreement shall not be construed as a waiver by Company of any subsequent breach by Employee of this Agreement.

         15. GOVERNING LAW. This agreement was made in the State of Tennessee and any disputes or arbitration regarding this Agreement shall be governed by the laws of the State of Tennessee. The parties agree that if a dispute arises out of or relates to this contract or any breach, and if said dispute cannot be resolved through negotiation between the parties, the parties shall first attempt in good faith to resolve the dispute through mediation with the appointment of an independent neutral mediator who shall be acceptable to both parties. The commercial mediation rules of the American Arbitration Association may, in the discretion of the neutral mediator, control the terms of any such mediation. The parties shall share equally the cost of the mediation. In the event that the parties are unable to agree upon a neutral party to conduct the mediation as herein provided, then any such dispute shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

         16. ATTORNEY'S FEES. In the event of any litigation arising from this Agreement or involving the subject matter hereof, the party prevailing in such litigation shall be reimbursed its costs and expenses, including reasonable attorney's fees, by the other party.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and representations with respect to the subject matter hereof. This Agreement may only be amended, changed, or modified in writing and signed by both an authorized Company representative and the Employee.

         18. EMPLOYEE'S REPRESENTATIONS. Employee certifies, represents and warrants that he/she (a) has received a copy of this Agreement for review and study before being asked to execute it; (b) has read this Agreement carefully;
(c) has had sufficient opportunity before this Agreement was executed to ask questions about this Agreement and has received satisfactory answers to any such

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questions; (d) understands the rights and obligations under this Agreement; (e)
Employee is not wrongfully in possession of any confidential information or trade secrets of any other party; and (f) Employee is not in violation of any other agreement with any other party, including without limitation, any employment agreement or confidentiality agreement.

Sworn to and ascribed before me this

_______________ day of__________________  ,2004.



------------------------------------------
Notary Public
My Commission Expires_____________________



Sworn to and ascribed before me this

         21st day of Aug, 2004.
------------------------------------------


/s/ GINA RUDOLPH
------------------------------------------
Notary Public
My Commission Expires 3/31/2007
                     ---------------------



         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the dates below written.



EMPLOYEE:

        /s/ Arthur J. Kimicata
------------------------------------------
Signature



Date:   8/18/04
     -------------------------------------


PRIVATE BUSINESS, INC.:


By: /s/ Michael L. Berman
   ---------------------------------------

Title: General Counsel
      ------------------------------------

Date:  8/21/2004
     -------------------------------------



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                                    EXHIBIT A


                                    TERRITORY

                                 UNITED STATES



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